UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2021

Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Suite 100
Houston, Texas 77079
(Address of principal executive offices)

(713) 600-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	SPKE	The NASDAQ Global Select Market
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	SPKEP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2021, Spark Energy, Inc. (“Spark” or the “Company”) was notified by Kevin McMinn of his intent to step down as Chief Operating Officer (“COO”), effective immediately.

In connection with Mr. McMinn’s resignation, the Company invoked its succession plan. The duties formerly exercised by Mr. McMinn will be carried out by several experienced senior executives, including the Company’s Vice President of Operations, and the Company’s Senior Director, Collections and Customer Care, who collectively have over thirty years of retail energy expertise. Additionally, we expect to enter into a consulting agreement with Mr. McMinn and that he will continue to serve the Company in a consulting role for the foreseeable future.

In connection with his resignation, the Company and Mr. McMinn entered into a Transition and Resignation Agreement and Mutual Release of Claims (the “Transition Agreement”), pursuant to which Mr. McMinn resigned from all positions of employment. Subject to the terms and conditions of the Transition Agreement, Mr. McMinn will receive separation payments in the amount of $418,313.00, less ordinary withholding for federal income, Social Security, and Medicare taxes (the “Separation Payment”). The Separation Payment will be paid in twenty-six substantially equal bi-weekly installments, less applicable withholdings, in accordance with the Company’s normal payroll practices. The Transition Agreement also provides for the accelerated vesting 32,456 restricted stock units granted to Mr. McMinn under the Company’s Amended and Restated Long-Term Incentive Plan, subject to the terms and conditions of the Transition Agreement and withholding of 12,772 shares of common stock to satisfy tax obligations.

The Transition Agreement also provides for a release by Mr. McMinn of any claims against the Company, its affiliates and its agents, and affirmation of existing confidentiality, non-competition, non-solicitation and non-disparagement obligations, and other restrictive covenants, as set forth in Mr. McMinn’s employment agreement with the Company. Within twenty-one days following the date of the Transition Agreement, and no later than April 23, 2021, Mr. McMinn is required to execute a confirming release of claims (the “Confirming Release”). The Confirming Release may be revoked by Mr. McMinn during the seven-day period beginning on the date Mr. McMinn executes the Confirming Release.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety to the full text of the Transition Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

10.1†    Transition and Resignation Agreement and Mutual Release of Claims, dated April 2, 2021, between Spark Energy, Inc. and Kevin McMinn
.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Management plan or arrangement.

EXHIBIT INDEX

Exhibit No.    Description

10.1†    Transition and Resignation Agreement and Mutual Release of Claims, dated April 2, 2021, between Spark Energy, Inc. and Kevin McMinn.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Management plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2021

Spark Energy, Inc.

By:        /s/ James G. Jones II
Name:        James G Jones II
Title:        Chief Financial Officer